EXECUTION COPY

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                       REGISTRATION RIGHTS AGREEMENT

                                by and among


                             TEREX CORPORATION

                                    and

                             SDC PRAGUE, S.R.O.

                        Dated as of August 28, 2003

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

                             TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.   Definitions............................................................1

2.   Registration Rights....................................................2

3.   Conditions and Limitations.............................................3

4.   Registration Procedures................................................4

5.   Indemnification and Contribution.......................................5

6.   Registration Expenses..................................................7

7.   Miscellaneous..........................................................7

     7.1.   Termination.....................................................7

     7.2.   No Waivers; Amendments..........................................7

     7.3.   Notices.........................................................7

     7.4.   Successors and Assigns..........................................8

     7.5.   Headings........................................................8

     7.6.   Governing Law...................................................8

     7.7.   WAIVER OF JURY TRIAL............................................9

     7.8.   Severability....................................................9

     7.9.   Entire Agreement................................................9

     7.10.  Specific Performance............................................9

     7.11.  Action of Stockholders..........................................9

          This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of August 28, 2003, by and among Terex Corporation, a Delaware corporation (the "Company") and SDC Prague, S.R.O., a company organized under the laws of the Czech Republic ("SDC Prague").

          WHEREAS, this Agreement is made pursuant to the Stock Purchase Agreement, dated as of August [28], 2003, by and among the Company, GP Omikron, S.R.O., and SDC Prague, dated as of the date hereof (the "Stock Purchase Agreement"); and

          WHEREAS, pursuant to the Stock Purchase Agreement, SDC Prague will receive shares of Common Stock (as defined below) of the Company.

          NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be bound hereby agree as follows:

1.   Definitions.
     -----------

     As used in this Agreement, the following terms shall have the following meanings:

          "Agreement" has the meaning set forth in the recitals hereof.

          "Business Day" means any day that the New York Stock Exchange is normally open for trading for a full day and that is not a Saturday, a Sunday or a day on which banks in the City of New York are authorized or required to close for regular banking business.

          "Closing Date" shall have the meaning ascribed to it in the Stock Purchase Agreement.

          "Common Stock" means the common stock, par value $0.01 per share, of the Company.

          "Company" has the meaning set forth in the preamble.

          "Competition Office Approval Date" means the date on which (A) the Office of the Protection of the Economic Competition of the Czech Republic (the "Czech Competition Office") shall have issued a final decision (pravomocne rozhodnuti) permitting the TATRA Share Transfer, (B) the relevant waiting period with regard to the Czech Competition Office shall have expired without the Czech Competition Office prohibiting the TATRA Share Transfer, or (C) the Czech Competition Office shall have decided that the TATRA Share Transfer is not subject to its approval and the Purchaser shall have received a letter confirming that no such approval is required to carryout the TATRA Share Transfer.

          "Delay Period" has the meaning set forth in Section 3(c) hereof.

          "Effectiveness Period" has the meaning set forth in Section 2.2 hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Person" means an individual, corporation, limited liability company, partnership, joint venture, joint stock company, association, trust, unincorporated entity or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, whether acting in an individual, fiduciary or other capacity.

          "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430(A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          "Registrable Securities" means the shares of Common Stock to be issued to SDC Prague pursuant to the Stock Purchase Agreement, including any shares of Common Stock paid, issued or distributed in respect of such shares by way of stock dividends or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger or otherwise, until in the case of any such shares of Common Stock
(x) a Registration Statement covering such shares of Common Stock has been declared effective under the Securities Act and such shares of Common Stock have been disposed of pursuant to such effective registration statement under the Securities Act, or (y) such shares of Common Stock are eligible to be transferred by their holder without registration pursuant to Rule 144 under the Securities Act or any successor rule and the Company has agreed to remove the restrictive legend referred to in Section 12 of the Stock Purchase Agreement upon such sale.

          "Registration Statement" shall have the meaning set forth in
Section 2.1(a) hereof.

          "SDC Prague" has the meaning set forth in the preamble.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Stock Purchase Agreement" has the meaning set forth in the recitals hereof.

          "TATRA Share Transfer" shall have the meaning ascribed to it in the Stock Purchase Agreement.

2.   Registration Rights.
     -------------------

          2.1. Shelf Registration. Subject to the conditions set forth in
Section 3 hereof, the Company shall, as soon as practicable but in any event by the later of (x) 30 days after the Closing Date and (y) the Competition Office Approval Date, file a registration statement under the Securities Act relating to the Registrable Securities, which registration statement provides for the sale by SDC Prague of Registrable Securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the "Registration Statement"). The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable following such filing. The Company hereby represents and warrants that, as of the date hereof, the Company meets the requirements for use of Form S-3 for registration of the resale of Registrable Securities and does not have any actual knowledge of any fact which would reasonably result in its not meeting such requirements.

          2.2. Effectiveness Period. Subject to the conditions set forth in
Section 3 hereof, upon having the Registration Statement declared effective by the SEC, the Company agrees to use its reasonable best efforts to keep the Registration Statement continuously effective and usable for the resale of Registrable Securities for a period ending on the earlier of (i) the first anniversary of the Closing Date (such date to be extended by the number of days beginning on the date the Company gives notice to SDC Prague of any Delay Period (defined below) to and including the date on which SDC Prague receives notice from the Company of the reinstatement of effectiveness of the Registration Statement); and (ii) the date on which Registrable Securities are no longer owned by SDC Prague or SDC International (the "Effectiveness Period").

3.   Conditions and Limitations.
     --------------------------

          Notwithstanding anything herein to the contrary, SDC Prague agrees:

               (a) The Company shall have the right to suspend the effectiveness of the Registration Statement, for up to 45 consecutive days, but no more than an aggregate of 135 days during any 365 day period (a "Delay Period") if (i) (A) an event occurs and is continuing as a result of which the Registration Statement would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (B) if the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (ii) the disclosure otherwise relates to a pending material business transaction which has not yet been publicly disclosed. If the Company suspends the effectiveness of a Registration Statement, the Company shall promptly provide notice (to the extent practicable) to SDC Prague of such Delay Period. In addition, the Company shall promptly provide notice to SDC Prague of the reinstatement of effectiveness of the Registration Statement. The holders of Registrable Securities shall cease all disposition efforts with respect to Registrable Securities held by them immediately upon the beginning of any Delay Period until notified of the end of such Delay Period. The Company hereby represents and warrants that, as of the date hereof, no business transaction of the type referred to in subsection (ii) above exists or is pending.

               (b) SDC Prague shall not, during the period starting with the Company's date of filing of, and ending 120 calendar days immediately following the effective date of any registration statement pertaining to securities of the Company, if so requested by an underwriter in an underwritten offering for the Company (and only for the account of the Company), effect any public sale or distribution of any of the Company's equity securities including a sale pursuant to Rule 144. In addition, if requested by the Company, SDC Prague shall not effect any public sale or distribution of any of the Registrable Securities pursuant to the Registration Statement, during the ten-day period prior to, and during the pendency of, any period during which an exchange ratio or similar valuation formula based upon the trading prices of the Common Stock is being calculated.

               (c) SDC Prague acknowledges and agrees that no Registrable Securities may be included in the Registration Statement pursuant to this Agreement unless and until SDC Prague furnishes to the Company in writing, the information specified in Item 507 of S-K and such other information which is required to be disclosed in the Registration Statement as reasonably determined by counsel of the Company;

4.   Registration Procedures.
     -----------------------

          In connection with the registration obligations of the Company pursuant to and in accordance with Section 2 hereof (and subject to the Company's rights under Section 3), the Company will use its commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

               (a) prepare and file with the SEC such amendments (including post-effective amendments) to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act or the rules and regulations thereunder during the applicable period in accordance with the intended methods of disposition by SDC Prague thereof (other than pursuant to any underwritten registration or underwritten offering) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

               (b) use reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of the Registration Statement, or the prompt lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction in the United States;

               (c) if requested by SDC Prague, furnish to counsel for SDC Prague, without charge, one conformed copy of the Registration Statement as declared effective by the SEC and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and such number of copies of the preliminary Prospectus, each amended preliminary Prospectus, each final Prospectus and each post-effective amendment or supplement thereto, as SDC Prague may reasonably request in order to facilitate the disposition of the Registrable Securities covered by the Registration Statement in conformity with the requirement of the Securities Act (the Company hereby consenting to such use of such documents);

               (d) except during any Delay Period described in Section 3 above, upon the occurrence of any event contemplated by Sections 3(a)(i)(A) or 3(a)(ii) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (e) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed; and

               (f) the Company will use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required for the sale of the Registrable Securities.

5.   Indemnification and Contribution.

               (a) The Company will indemnify and hold harmless each holder of Registrable Securities, each Person, if any, who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the agents, employees, officers and directors of such holder and each such controlling Person, against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or any action in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such loss, claim, damage or liability as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by such indemnified party specifically for use in the preparation thereof provided, further, that the Company shall not be liable to any indemnified party hereunder with respect to the Registration Statement or Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the Registration Statement or Prospectus, which untrue statement or omission was corrected in an amended or supplemented Registration Statement or Prospectus, if the Person alleging such loss, claim, damage or liability was not sent or given, at or prior to the written confirmation of such sale, a copy of the amended or supplemented Registration Statement or Prospectus if the Company had previously furnished copies thereof to such indemnified party.

               (b) Each holder of Registrable Securities, severally and not jointly, will indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the agents, employees, officers and directors of the Company and each such controlling Person against any losses, claims, damages or liabilities to which each such indemnified party may become subject, under the Securities Act or otherwise, to the same extent as the foregoing indemnity from the Company, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon misstatements or alleged misstatements or omissions or alleged omissions made in reliance upon and in conformity with information furnished in writing by such holder to the Company specifically for use in the preparation of the Registration Statement or Prospectus or any amendment or supplement thereto and will reimburse such indemnified parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such loss, claim, damage or liability as such expenses are incurred. Notwithstanding anything to the contrary in this Agreement, any and all payments by all holders of Registrable Securities, collectively, pursuant to this Section 5 shall be limited to, in the aggregate, an amount equal to the proceeds from the sale thereof.

               (c) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party except to the extent the indemnifying party shall have been prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party. In the event the indemnifying party shall assume the defense thereof, any such indemnified party shall have the right to employ separate counsel in such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expense of more than one separate firm of attorneys at any time for all such indemnified parties). Any such fees and expenses payable by the indemnifying party shall be paid to the indemnified party entitled thereto as incurred by such indemnified party. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless each such indemnified party from and against any loss or liability by reason of such settlement or judgment.

               (d) The obligations of the Company and the holders of Registrable Securities under this Section 5 shall be in addition to any liability that such Persons may otherwise have.

6.   Registration Expenses.
     ---------------------
               Except as provided in the last sentence of this Section 6 and except as provided in Section 5, whether or not the Registration Statement becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, (i) all SEC registration and filing fees, (ii) fees and expenses of compliance with securities or Blue Sky laws, (iii) fees and disbursements of counsel for the Company and (iv) fees and disbursements of all independent certified public accountants of the Company and all other Persons retained by the Company in connection with the Registration Statement. In all cases, SDC Prague will be responsible for, if applicable, underwriters discounts, selling commissions and fees and disbursements of counsel for SDC Prague with respect to the Registrable Securities being sold by it and the Company will have no obligation to pay any such amounts.

7.   Miscellaneous.
     -------------

          7.1. Termination. This Agreement and the obligations of the Company hereunder shall terminate on the first date on which no Registrable Securities remain outstanding.

          7.2. No Waivers; Amendments.

               (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

               (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all parties hereto.

          7.3. Notices. All notices, requests, demands and other communications required or permitted herein shall be in writing and shall be deemed given when delivered personally; one Business Day after being deposited with a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed and when receipt is acknowledged, if telecopied, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

               (a) if to SDC Prague, initially at SDC Prague, S.R.O., c/o SDC International, Inc., 23 Bradley Place, Palm Beach, Florida 33480 with a copy to Kramer, Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, Attention: Andrew Hulsh, Esq.; and

               (b) if to the Company, initially at Terex Corporation, 500 Post Road East, Westport, Connecticut 06880, Attention: Eric I Cohen, Esq., with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, Attention: Steven Scheinfeld, Esq.

          7.4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation, subsequent holders of Registrable Securities. If any Person shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, but in compliance with the Securities Act, such transferee shall promptly notify the Company and such Registrable Securities acquired from such Person shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. Any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Person subject to all of the terms hereof.

          7.5. Counterparts. This Agreement may be executed in any number of counterparts and by fax, each of which when so executed and delivered shall be deemed an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

          7.6. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

          7.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement, or such other address as may be given by one or more parties to the other parties in accordance with the notice provisions of Section 7.3, shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

          7.8. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          7.9. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          7.10. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements and understandings among or between the parties, both written or oral, relating to the subject matter hereof.

          7.11. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or equity.

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




          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            TEREX CORPORATION



                                            By:  /s/ Eric I Cohen
                                                ------------------------------
                                                Name:  Eric I Cohen
                                                Title: Senior Vice President

                                            SDC PRAGUE, S.R.O.



                                            By:  /s/ Edita Stedra
                                                ------------------------------
                                                Name:  Edita Stedra
                                                Title: Executive